Exhibit 99.1

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

SAN JOSE, Calif., – April 26, 2012 – Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider and innovator of optical communications and laser solutions, today announced the financial results for its third quarter of fiscal year 2012, which ended March 31, 2012.

“This quarter demonstrates our continued progress across all of our strategic initiatives and in our Thailand flood recovery, which is largely behind us,” said Alain Couder, chairman and CEO of Oclaro. “We successfully announced our relationship with Venture and will transition to an outsourced back-end assembly and test model over the next three years. We announced plans to merge with Opnext, which will put us in the #2 position in optical components and modules market. Despite lower-than-forecasted revenues resulting from a short-term work stoppage in our China factory, progress with our cost-reduction and margin improvement initiatives enabled Oclaro to achieve gross margin and Adjusted EBITDA within the guidance ranges we provided on January 26, 2012.”

Highlights for Third Quarter Fiscal 2012:

•

Revenues were $88.7 million for the third quarter of fiscal 2012, compared with revenues of $86.5 million in the second quarter of fiscal 2012. Revenues and operating results for the quarter continued to be materially impacted by the flood in Thailand. Revenues for the quarter were also adversely impacted by approximately $4 million by a short-term work stoppage in Shenzhen, which has since been resolved.

•	GAAP gross margin was 15% for the third quarter of fiscal 2012, compared with a GAAP gross margin of 13% in the second quarter of fiscal 2012.

•	Non-GAAP gross margin was 16% for the third quarter of fiscal 2012, compared with a non-GAAP gross margin of 13% in the second quarter of fiscal 2012.

•

GAAP operating loss was $15.9 million for the third quarter of fiscal 2012, which included $3.3 million of flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand, compared with a GAAP operating loss of $33.6 million in the second quarter of fiscal 2012, which included $9.1 million of flood-related write-offs and expenses.

•	Non-GAAP operating loss was $14.6 million for the third quarter of fiscal 2012, compared with a non-GAAP operating loss of $18.9 million in the second quarter of fiscal 2012.

•	Adjusted EBITDA was negative $9.9 million for the third quarter of fiscal 2012, compared with negative $14.3 million in the second quarter of fiscal 2012.

•

GAAP net loss for the third quarter of fiscal 2012 was $17.2 million, which included $3.3 million of flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand, compared with a GAAP net loss of $30.8 million in the second quarter of fiscal 2012, which included $9.1 million of flood-related write-offs and expenses.

•	Non-GAAP net loss for the third quarter of fiscal 2012 was $15.5 million, compared with a non-GAAP net loss of $17.4 million in the second quarter of fiscal 2012.

•

Cash, cash equivalents and restricted cash were $51.1 million as of March 31, 2012, compared with $54.2 million at the end of December. The balance at March 31, 2012 included an additional $6 million drawn in the quarter under the Company’s $45 million credit facility, for a total outstanding balance of $25.5 million drawn at March 31, 2012.

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Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

Fourth Quarter Fiscal 2012 Outlook

The results of Oclaro, Inc. for the fourth quarter of fiscal 2012, which ends June 30, 2012, are expected to be:

•	Revenues in the range of $100 million to $109 million.

•	Non-GAAP gross margin in the range of 19% to 23%.

•	Adjusted EBITDA in the range of negative $6.5 million to negative $1.0 million.

The foregoing guidance is based on current expectations, including the impact to our operations and financial conditions attributable to the flooding in Thailand. In addition, the foregoing guidance is based on our performance as a stand alone company and does not include any of the operating results of Opnext. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related write-offs and expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the third quarter of fiscal 2012 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9856. A replay of the conference call will be available through May 3, 2012. To access the replay, dial (858) 384-5517. The passcode for the replay is 4531987. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider and innovator of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Italy, and in-house and contract manufacturing sites in China and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release, including the statements made by management, contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our target business model, including financial guidance for the fiscal quarter ending June 30, 2012 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) expectations related to our pending merger with Opnext, and (iii) the impact to our operations and financial condition attributable to the flooding in Thailand. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the impact to our operations and financial condition attributable to the flooding in Thailand, (ii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (iii) our ability to maintain our gross margin, (iv) the effects of fluctuating product mix on our results, (v) our ability to timely develop and commercialize new products, (vi) our ability to respond to evolving technologies and customer requirements, (vii) our dependence on a limited number of customers for a significant percentage of our revenues, (viii) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (ix) the future performance of Oclaro, Inc. following the closing of acquisitions and mergers, (x) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model over the next three years, (xi) the potential inability to realize the expected benefits and synergies of acquisitions and mergers, (xii) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, (xiii)the potential lack of availability of credit or opportunity for equity based financing, (xiv) the risks associated with our international operations, (xv)the outcome of tax audits or similar proceedings, (xvi) the outcome of pending litigation against the company, (xvii) our ability to increase our cash reserves and obtain financing on terms acceptable to us, and (xviii) other factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q, Form 10-Q/A and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers,

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Non-GAAP Gross Margin Rate

Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Operating Income/Loss

Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, certain other one-time charges and credits and excluding any flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Net Income/Loss

Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, Thailand flood-related income and expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2011	April 2, 2011
Revenues	$88,709	$86,488	$115,681
Cost of revenues	75,021	75,613	87,269

Gross profit	13,688	10,875	28,412

Operating expenses:
Research and development	15,045	17,024	17,220
Selling, general and administrative	14,889	14,425	16,087
Amortization of intangible assets	775	723	722
Restructuring, acquisition and related costs	2,189	3,219	1,019
Flood-related (income) expense, net	(3,267)	9,088	—
(Income) loss on sale of property and equipment	(13)	37	4

Total operating expenses	29,618	44,516	35,052

Operating loss	(15,930)	(33,641)	(6,640)
Other income (expense):
Interest income (expense), net	(303)	(245)	(487)
Gain (loss) on foreign currency translation	(261)	1,298	(2,032)
Other income	—	2,238	—

Total other income (expense)	(564)	3,291	(2,519)

Loss before income taxes	(16,494)	(30,350)	(9,159)
Income tax provision	668	478	668

Net loss	$(17,162)	$(30,828)	$(9,827)

Net loss per share:
Basic	$(0.34)	$(0.61)	$(0.20)
Diluted	$(0.34)	$(0.61)	$(0.20)
Shares used in computing net loss per share:
Basic	50,814	50,492	48,587
Diluted	50,814	50,492	48,587

Stock-based compensation included in the following:
Cost of revenues	$460	$388	$352
Research and development	349	374	344
Selling, general and administrative	863	913	901

Total	$1,672	$1,675	$1,597

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2012	July 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$50,543	$62,783
Restricted cash	595	574
Accounts receivable, net	61,723	82,868
Inventories	72,671	102,201
Prepaid expenses and other current assets	11,717	16,495
Assets held for sale	20,296	—

Total current assets	217,545	264,921

Property and equipment, net	59,492	69,374
Other intangible assets, net	17,453	19,698
Goodwill	10,904	10,904
Other non-current assets	12,549	10,277

Total assets	$317,943	$375,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,710	$66,179
Accrued expenses and other liabilities	48,646	60,703
Credit line payable	25,500	—

Total current liabilities	122,856	126,882

Deferred gain on sale-leaseback	12,098	12,920
Other long-term liabilities	6,351	6,277

Total liabilities	141,305	146,079

Stockholders’ equity:
Common stock	515	505
Additional paid-in capital	1,328,703	1,313,931
Accumulated other comprehensive income	36,063	40,730
Accumulated deficit	(1,188,643)	(1,126,071)

Total stockholders’ equity	176,638	229,095

Total liabilities and stockholders’ equity	$317,943	$375,174

Oclaro Announces Third Quarter Fiscal Year 2012 Financial Results

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2011	April 2, 2011
Reconciliation of GAAP net loss to non-GAAP net loss and adjusted EBITDA:
GAAP net loss	$(17,162)	$(30,828)	$(9,827)
Stock-based compensation included in:
Cost of revenues	460	388	352
Research and development	349	374	344
Selling, general and administrative	863	913	901
Amortization expense	775	723	722
Restructuring, acquisition and related costs	2,189	3,219	1,019
Flood-related (income) expense, net	(3,267)	9,088	—
(Gain) loss on foreign currency translation	261	(1,298)	2,032

Non-GAAP net loss	(15,532)	(17,421)	(4,457)

Income tax provision	668	478	668
Depreciation expense	4,633	4,624	4,013
Other income	—	(2,238)	—
Interest (income) expense, net	303	245	487

Adjusted EBITDA	$(9,928)	$(14,312)	$711

Non-GAAP net loss per share:
Basic	$(0.31)	$(0.35)	$(0.09)
Diluted	$(0.31)	$(0.35)	$(0.09)
Shares used in computing Non-GAAP net loss per share:
Basic	50,814	50,492	48,587
Diluted	50,814	50,492	48,587

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$13,688	$10,875	$28,412
Stock-based compensation in cost of revenues	460	388	352

Non-GAAP gross profit	$14,148	$11,263	$28,764

GAAP gross margin rate	15.4%	12.6%	24.6%
Non-GAAP gross margin rate	15.9%	13.0%	24.9%

Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(15,930)	$(33,641)	$(6,640)
Stock-based compensation included in:
Cost of revenues	460	388	352
Research and development	349	374	344
Selling, general and administrative	863	913	901
Amortization of intangible assets	775	723	722
Restructuring, acquisition and related costs	2,189	3,219	1,019
Flood-related (income) expense, net	(3,267)	9,088	—

Non-GAAP operating loss	$(14,561)	$(18,936)	$(3,302)